The Amended and Restated Participation Agreement dated December 2, 2004 by and among USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust), Allianz Life Insurance Company of New York, and BISYS Fund Services Limited Partnership is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:


                                   SCHEDULE A

                            AMENDED NOVEMBER 29, 2006


FUNDS AVAILABLE UNDER THE CONTRACTS
AZL AIM Basic Value Fund
AZL AIM International Equity Fund
AZL Columbia Technology Fund
AZL Davis NY Venture Fund
AZL Dreyfus Founders Equity Growth Fund
AZL Dreyfus Premier Small Cap Value Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL Jennison Growth Fund
AZL LMP Large Cap Growth Fund
AZL LMP Small Cap Growth Fund
AZL Legg Mason Growth Fund
AZL Legg Mason Value Fund
AZL Money Market Fund
AZL Neuberger Berman Regency Fund
AZL OCC Opportunity Fund
AZL OCC Renaissance Fund
AZL OCC Value Fund
AZL Oppenheimer Developing Markets Fund
AZL Oppenheimer Global Fund
AZL Oppenheimer International Growth Fund
AZL Oppenheimer Main Street Fund
AZL PIMCO Fundamental IndexPLUS Total Return Fund
AZL TargetPLUS Equity Fund
AZL Van Kampen Aggressive Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund
AZL Van Kampen Strategic Growth Fund

SEPARATE ACCOUNT UTILIZING THE FUNDS
Allianz Life of NY Variable Account C


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Allianz Advantage New York
Allianz Charter II New York
Allianz Opportunity New York
Valuemark II
Valuemark IV


IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of November 29, 2006.

BISYS FUNDS SERVICES LIMITED PARTNERSHIP            ALLIANZ VARIABLE INSURANCE
BISYS FUNDS SERVICE, INC. ITS GENERAL PARTNER       PRODUCTS TRUST


By:      /s/ Fred Nadaff                         By:       /s/ Jeffrey Kletti
Name:    Fred Nadaff                             Name:     Jeffrey Kletti
Title:   President                               Title:    President


ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
By:      /s/ Frank C. Tonnemaker
Name:    Frank C. Tonnemaker
Title:   Vice President, Variable